UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SINCLAIR BROADCAST GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2004

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Sinclair Broadcast Group, Inc.  We will be holding the annual meeting on May 13, 2004 at Sinclair’s corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m., local time.

Enclosed with this letter is a notice of the annual meeting of stockholders, a proxy statement, a proxy card and a return envelope.  Also enclosed with this letter is Sinclair Broadcast Group, Inc.’s annual report to stockholders for the year ended December 31, 2003.

Your vote on these matters is very important.  We urge you to review carefully the enclosed materials and to return your proxy promptly.

You are cordially invited to attend the annual meeting, and you may vote in person even though you have returned your proxy card.  Whether or not you plan to attend the annual meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope.

Sincerely,

/s/ David D. Smith

David D. Smith
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS IMPORTANT—Please execute and return the enclosed proxy promptly, whether or not you plan to attend the
Sinclair Broadcast Group, Inc. annual meeting.

i

SINCLAIR BROADCAST GROUP, INC.

10706 Beaver Dam Road
Hunt Valley, MD 21030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	May 13, 2004
Time:	10:00 a.m. local time
Place:	Sinclair corporate office 10706 Beaver Dam Rd Hunt Valley, MD 21030

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholders:

At the 2004 annual meeting, we will ask you to:

1.               Elect eight directors, each for a one-year term;

2.               Ratify the appointment of the firm of Ernst & Young LLP as independent auditors of Sinclair for the year ending December 31, 2004; and

3.               Transact such other business as may properly come before the annual meeting.

You will be able to vote your shares at the annual meeting if you were a stockholder of record at the close of business on March 18, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. Duncan Smith

J. Duncan Smith, Secretary

Baltimore, Maryland
April 9, 2004

ii

TABLE OF CONTENTS

INFORMATION ABOUT THE 2004 ANNUAL MEETING AND VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE
STOCKHOLDER PROPOSALS
APPENDIX 1 Audit Committee Charter

iii

SINCLAIR BROADCAST GROUP, INC.
10706 BEAVER DAM ROAD
HUNT VALLEY, MARYLAND 21030

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on May 13, 2004

This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2004 annual meeting of Sinclair Broadcast Group, Inc. (Sinclair).  The 2004 annual meeting will be held on May 13, 2004 at Sinclair’s corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10 a.m. local time.

This proxy statement provides detailed information about the annual meeting, the proposals you will be asked to vote on at the annual meeting and other relevant information.  The board of directors of Sinclair is soliciting these proxies.

At the annual meeting, you will be asked to vote on the following proposals:

1.                                       Elect eight directors, each for a one-year term;

2.                                       Ratify the appointment of the firm of Ernst & Young LLP as independent auditors of Sinclair for the year ending December 31, 2004; and

3.                                       Such other matters as may properly come before the meeting.

The Board of Directors recommends that the stockholders vote to elect the Board’s nominees for director and to ratify the appointment of Ernst & Young LLP.

On or about April 9, 2004, we began mailing this proxy statement to people who, according to our records, owned common shares or beneficial interests in Sinclair as of the close of business on March 18, 2004.  We have mailed with the proxy statement a copy of Sinclair’s annual report to stockholders for the year ended December 31, 2003.

INFORMATION ABOUT THE 2004 ANNUAL MEETING AND VOTING

The Annual Meeting

The annual meeting will be held on May 13, 2004 at Sinclair’s corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10 a.m. local time.

This Proxy Solicitation

We are sending you this proxy statement because Sinclair’s board of directors is seeking a proxy to vote your shares at the annual meeting.  This proxy statement is intended to assist you in deciding how to vote your shares.

Sinclair is paying the cost of requesting these proxies.  Sinclair’s directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter.  Sinclair will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

Voting Your Shares

You may vote your shares at the annual meeting either in person or by proxy.  To vote in person, you must attend the annual meeting and obtain and submit a ballot.  Ballots for voting in person will be available at the annual meeting.  To vote by proxy, you must complete and return the enclosed proxy card in time for it to be received by us before the annual meeting.  By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both proposals.  Abstentions and broker non-votes (where a broker or nominee is not permitted to exercise discretionary authority to vote on a matter) are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum.

If you decide to vote by proxy, your proxy card will be valid only if you sign,  date and return it before the annual meeting scheduled to be held on May 13, 2004.

If you complete the proxy card, except for the voting instructions, then your shares will be voted FOR each of the director nominees identified on the proxy card, and FOR ratification of the selection of Ernst & Young LLP as the independent auditors of Sinclair for the 2004 year.

We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If a stockholder or we properly present any other proposal at the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy one of three ways:

•                  You may notify the Secretary of Sinclair in writing that you wish to revoke your proxy, at the following address: Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland, 21030, Attention: J. Duncan Smith, Vice President and Secretary.  We must receive your notice before the time of the annual meeting.

•                  You may submit a proxy dated later than your original proxy.

•                  You may attend the annual meeting and vote.  Merely attending the annual meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Vote Required for Approval

Shares Entitled to Vote. On March 18, 2004 (the record date), the following shares were issued and outstanding and had the votes indicated:

•                  46,027,408 shares of class A common stock, each of which is entitled to one vote on each of the proposals, and

•                  40,023,250 shares of class B common stock, each of which is entitled to ten votes on each of the proposals.

Quorum.  A majority of the outstanding shares of common stock entitled to vote, or a “quorum,” must be present at the annual meeting in order to transact business. A quorum will be present if 223,129,955 votes are represented at the annual meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur.  In deciding whether a quorum is present, abstentions and broker non-votes will be counted as shares that are represented at the annual meeting.

Votes Required.  The votes required on each of the proposals are as follows:

Proposal 1: Election of Eight Directors

The eight nominees for director who receive the most votes will be elected. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Ratification of Selection of Independent Auditors

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the selection of independent auditors.  If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

Additional Information

We are mailing our annual report to stockholders for the year ended December 31, 2003, including consolidated financial statements, to all stockholders entitled to vote at the annual meeting together with this proxy statement.  The annual report does not constitute a part of the proxy solicitation material.  The annual report tells you how to get additional information about Sinclair.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for election to the board of directors are:

David D. Smith

Frederick G. Smith

J. Duncan Smith

Robert E. Smith

Daniel C. Keith

Martin R. Leader

Lawrence E. McCanna

Basil A. Thomas

Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified.  Each of the nominees listed above is currently a member of the board of directors and each of them has consented to serve as a director if elected.  More detailed information about each of the nominees is available in the section of this proxy statement titled “Directors and Executive Officers,” which begins on page 9.

If any of the nominees cannot serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees.  If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees.  Alternatively, the board of directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the board.

The amended and restated certificate of incorporation provides that Sinclair’s business shall be managed by a board of directors of not less than three and not more than thirteen directors with the number of directors to be fixed by the board of directors from time to time.  The board of directors has presently established the size of the board at eight members. Proxies for the annual meeting may not be voted for more than eight nominees.

Messrs. David, Frederick, Duncan and Robert Smith (collectively, the controlling stockholders) are brothers and have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to the board of directors until June 12, 2005.

The board of directors recommends a vote for each of the nominees to the board of directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has selected Ernst & Young LLP as Sinclair’s independent auditors for 2004.  If the stockholders do not ratify the appointment of Ernst & Young LLP, the audit committee will reevaluate the engagement of the independent auditors.  Even if the appointment is ratified, the audit committee in its discretion may nevertheless appoint another firm of independent auditors at any time during the year if the audit committee determines that such a change would be in the best interests of the stockholders and Sinclair.

A representative of Ernst & Young LLP is expected to attend the annual meeting. The Ernst & Young representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.  Additional information regarding fees paid to Ernst & Young LLP is available in the section of this proxy statement titled “Audit Committee, Audit Fees and Auditor Independence.”

Pursuant to a recommendation by the audit committee of the board of directors and approval by the board of directors, effective May 17, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and we engaged Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2002.

Arthur Andersen’s reports on Sinclair’s consolidated financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through May 17, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Sinclair’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Sinclair provided Arthur Andersen with a copy of the foregoing disclosures.  Attached as Exhibit 16 to Sinclair’s Current Report on Form 8-K filed May 17, 2002 is a copy of Arthur Andersen’s letter, dated May 17, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000, and through the date of Arthur Andersen’s dismissal, Sinclair did not consult Ernst &Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sinclair’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The board of directors recommends a vote for ratification of the appointment of Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 86,050,658 shares of common stock of Sinclair issued and outstanding on March 18, 2004 consisting of 46,027,408 shares of class A common stock and 40,023,250 shares of class B common stock.  The following table shows how many shares were owned by the following categories of persons as of that date:

•                  persons who own more than 5% of the shares;

•                  each director and each officer described on the “Summary Compensation Table” on page 15; and

•                  all directors and executive officers as a group.

	Shares of Class B Common stock Beneficially owned		Shares of Class A Common stock Beneficially owned			Percent of Total Voting
Name	Number	Percent	Number		Percent (a)	Power (b)
David D. Smith	11,347,320	28.4%	11,554,393	(c)	20.1%	25.5%
Frederick G. Smith	8,358,831	20.9%	8,860,866	(d)	16.3%	18.8%
J. Duncan Smith	11,000,000	27.5%	11,001,972	(e)	19.3%	24.6%
Robert E. Smith	7,865,110	19.7%	7,866,681	(f)	14.6%	17.6%
David B. Amy (g)			340,114		*	*
Martin R. Leader (h)			3,250		*	*
Steven M. Marks (i)			164,895		*	*
Barry M. Faber (j)			88,868		*	*
Basil A. Thomas (k)			4,250		*	*
Daniel C. Keith (l)			1,250		*	*
Lawrence E. McCanna (m)			1,850		*	*
Barry Baker (n) 28 Merry Hill Ct. Baltimore, MD 21208			2,764,870		6.0%	*
Neuberger Berman, LLC (o) 605 Third Avenue New York, NY 10158			4,786,103		10.4%	1.1%
Gabelli Asset Management, Inc. (p) One Corporate Center Rue, NY 10580-1435			4,258,521		9.3%	1.0%
Morgan Stanley (q) 1585 Broadway New York, NY 10036			3,782,814		8.2%	*
All directors and executive officers As a group (11 persons) (r)	38,571,261	96.4%	39,888,389		47.2%	86.7%

*Less than 1%

(a)          Percent of class A common stock beneficially owned is calculated by taking the number of shares of class A common stock beneficially owned divided by the number of shares of class A common stock outstanding plus any class B common stock individually held.

(b)         Holders of class A common stock are entitled to one vote per share and holders of class B common stock are entitled to ten votes per share except for votes relating to “going private” and certain other transactions. The class A common stock and the class B common stock vote altogether as a single class except as otherwise may be required by Maryland law on all matters presented for a vote. Holders of class B common stock may at any time convert their shares into the same number of shares of class A common stock.

(c)          Shares of class A common stock beneficially owned includes 11,347,320 shares of class B common stock beneficially owned, each of which is convertible into one share of class A common stock and 175,000 shares of class A common stock that may be acquired upon exercise of options.

(d)         Shares of class A common stock beneficially owned includes 8,358,831 shares of class B common stock beneficially owned, each of which is convertible into one share of class A common stock.  The shares of class B common stock include 401,158 shares held in an irrevocable trust established by Frederick G. Smith for the benefit of his children, of which he is not the trustee.

(e)          Shares of class A common stock beneficially owned includes 11,000,000 shares of class B common stock beneficially owned, each of which is convertible into one share of class A common stock.  The shares of class B common stock do not include 510,000 shares held in an irrevocable trust established by J. Duncan Smith for the benefit of his children, of which he is not the trustee.

(f)            Shares of class A common stock beneficially owned includes 7,865,110 shares of class B common stock beneficially owned, each of which is convertible into one share of class A common stock and 1,250 shares of class A common stock that may be acquired upon exercise of options.  The shares of class B common stock include 324,049 shares held in an irrevocable trust established by Robert E. Smith for the benefit of family members, of which he is the trustee.  The shares of class B common stock do not include 390,650 shares held in an irrevocable trust established by Robert E. Smith for the benefit of his children, of which he is not the trustee.

(g)         Includes 322,500 shares of class A common stock that may be acquired upon exercise of options.

(h)         Includes 1,250 shares of class A common stock that may be acquired upon exercise of options.

(i)             Includes 135,500 shares of class A common stock that may be acquired upon exercise of options.

(j)             Includes 86,250 shares of class A common stock that may be acquired upon exercise of options.

(k)          Includes 1,250 shares of class A common stock that may be acquired upon exercise of options.

(l)             Includes 1,250 shares of class A common stock that may be acquired upon exercise of options.

(m)       Includes 1,250 shares of class A common stock that may be acquired upon exercise of options.

(n)         Mr. Baker’s 2,764,870 shares of class A common stock may be acquired upon the exercise of options.

(o)         As set forth in the Schedule 13G filed by Neuberger Berman, Inc. with the SEC on February 9, 2004, Neuberger Berman Inc., through its wholly-owned subsidiaries Neuberger Berman LLC and Neuberger Berman Management Inc., is deemed to be the beneficial owner of 4,786,103 shares of class A common stock and has sole voting discretion with respect to 3,101,903 of those shares. Neuberger Berman, LLC acts as an investment advisor and broker/dealer with discretion for individual securities for various unrelated clients. Neuberger Berman Management, Inc. acts as investment advisor to a series of public mutual funds.

(p)         As set forth in the Schedule 13D/A filed by Gabelli Asset Management, Inc. with the SEC on February 29, 2004, Gabelli Asset Management, Inc. is deemed to be the beneficial owner of 4,258,521 shares and has sole voting discretion with respect to 4,258,521 of those shares.

(q)         As set forth in the schedule 13G filed by Morgan Stanley with the SEC on February 17, 2004, Morgan Stanley is deemed to be the beneficial holder of 3,782,814 shares and has sole voting discretion with respect to 3,778,314 of those shares.

(r)            Includes shares of class A common stock that may be acquired upon the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires our officers (as defined in the SEC regulations) and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Due to an administrative error on the part of the Company, the following individuals did not file one report on Form 4 reporting a grant of options on a timely basis but have subsequently filed the required report: Robert E. Smith, Daniel C. Keith, Martin R. Leader, Lawrence E. McCanna, Basil A. Thomas, David B. Amy, Barry M. Faber, Steven M. Marks and David R. Bochenek.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers, directors and nominees, and certain key employees.

Name	Age	Title
David D. Smith	53	President, Chief Executive Officer, Director and Chairman of the Board
Frederick G. Smith	54	Vice President and Director
J. Duncan Smith	50	Vice President, Secretary and Director
David B. Amy	51	Executive Vice President and Chief Financial Officer
Barry M. Faber	42	Vice President / General Counsel
Steven M. Marks	47	Chief Operating Officer/ Television Group
Daniel C. Keith	49	Director
Martin R. Leader	63	Director
Lawrence McCanna	60	Director
Robert E. Smith	40	Director
Basil A. Thomas	88	Director
David R. Bochenek	41	Chief Accounting Officer/Corporate Controller
M. William Butler	51	Vice President / Group Programming and Promotions
Joe DeFeo	44	Vice President / News Director
Lawrence M. Fiorino	42	Founder and CEO / G1440, Inc.
Leonard Ostroff	36	Chief Operating Officer of Sinclair Ventures, Inc.
Nat Ostroff	63	Vice President / New Technology
Delbert R. Parks III	51	Vice President / Operations and Engineering
Lucy A. Rutishauser	39	Vice President / Corporate Finance / Treasurer
Jeffrey W. Sleete	49	Vice President / Marketing
Gregg Seigel	43	Vice President / National Sales
Darren Shapiro	43	Vice President / Sales
Donald H. Thompson	37	Vice President / Human Resources
Thomas I. Waters III	35	Vice President / Purchasing

Members of the board of directors are elected for one-year terms and serve until their successors are duly elected and qualified.  Executive officers are appointed by the board of directors annually to serve for one-year terms and serve until their successors are duly appointed and qualified.

Director and Officer Profiles

In 1978, David D. Smith founded Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations, and was an officer and director of Comark until 1986.  He also was a principal in other television stations prior to serving as a General Manager of WCWB from 1984 until 1986.  In 1986, David was instrumental in the formation of Sinclair Broadcast Group, Inc.  He has served as President and Chief Executive Officer since 1988 and as Chairman of the Board of Sinclair Broadcast Group, Inc. since September 1990.  David Smith is currently a member of the Board of Directors of Sinclair Ventures, Inc., Acrodyne Communications, Inc., G1440, Inc., Summa Holdings, Ltd., KDSM, LLC, and Safe Waterways in Maryland.

Frederick G. Smith has served as Vice President of Sinclair since 1990 and Director since 1986.  Prior to joining Sinclair in 1990, Mr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Mr. Smith was the sole officer, director and stockholder. Mr. Smith is currently a member of the board of directors of Sinclair Ventures, Inc., the Freven Foundation, Safe Waterways in Maryland, and Gerstell Academy.

J. Duncan Smith has served as Vice President, Secretary and as a Director of Sinclair since 1986.  Prior to that, he worked for Comark Communications, Inc. installing UHF transmitters.  In addition, he also worked extensively on the construction of WCWB in Pittsburgh, WTTE in Columbus, WIIB in Bloomington and WTTA in Tampa / St. Petersburg,

the renovation of the studio, offices and news facility for WBFF in Baltimore and construction of the Sinclair headquarters building in Hunt Valley, MD. J. Duncan Smith is currently a member of the board of directors of Sinclair Ventures, Inc., the Boys Latin School, High Rock Foundation, and Safe Waterways in Maryland.

David B. Amy has served as Executive Vice President and Chief Financial Officer (CFO) since March 2001. Prior to that, he served as Executive Vice President from September 1999 to March 2001 and as Vice President and CFO from September 1998 to September 1999. Prior to that, he served as CFO from 1994 to September 1998. In addition, he serves as Secretary of STG, the Sinclair subsidiary that owns and operates the broadcasting operations. Mr. Amy has over 19 years of broadcast experience, having joined Sinclair as a Business Manager for WCWB in Pittsburgh.  Mr. Amy received his MBA degree from the University of Pittsburgh in 1981.  Mr. Amy is currently a member of the board of directors of Acrodyne Communications, Inc., G1440, Inc., and KDSM, LLC., and an advisor to Allegiance Capital, LP.

Barry M. Faber has served as Vice President/General Counsel of STG since August 1999 and prior to that as Associate General Counsel from 1996 to 1999.  Prior to that time, he was associated with the law firm of Fried, Frank, Harris, Shiver, & Jacobson in Washington, D.C.  Mr. Faber is a graduate of the University of Virginia and the University of Virginia School of Law.

Steven M. Marks has served as Chief Operating Officer/Television since February 2003 and is responsible for the television station group operations.  Prior to that, he served as Vice President/Regional Director from March 2002 to February 2003. As a Vice President/Regional Director, Mr. Marks was responsible for the Baltimore, Columbus, Pittsburgh, Flint, Tallahassee, Charleston, WV, Portland, Springfield, Minneapolis, Tampa, Syracuse, Norfolk, Richmond, Buffalo and Rochester markets.  Prior to his appointment as Vice President/Regional Director, Mr. Marks served as Regional Director since October 1994. Mr. Marks served as General Manager for Sinclair’s flagship station, WBFF-TV in Baltimore, Maryland from July 1991 until October 1994.  From 1986 until joining WBFF in 1991, Mr. Marks served as General Sales Manager at WTTE-TV in Columbus, Ohio.  Prior to that time, he was national sales manager for WFLX-TV in West Palm Beach, Florida.

Daniel C. Keith has served as a Director of Sinclair since 2001. Mr. Keith is the President and Founder of the Cavanaugh Group, Inc., a Baltimore based investment advisory firm founded in October 1995.  Prior to establishing the Cavanaugh Group, Inc., Mr. Keith was Vice President, Senior Portfolio Manager, and Director of the Investment Management division of a local financial services company since 1985.  During this time, he served as chairman of the Investment Advisory Committee and was a member of the Board of Directors.  Mr. Keith has been advising clients since 1979 and is currently a member of the Boards of Trustees of The High Rock Foundation, Safe Waterways in Maryland and The Boy’s Latin School of Maryland.

Martin R. Leader has served as a Director of Sinclair since May 2002.  Mr. Leader is a retired partner of the law firm ShawPittman in Washington, D.C. where he specialized in communications law matters.  Prior to his service at ShawPittman, Mr. Leader was a senior partner with the law firm of Fisher Wayland Cooper Leader & Zaragoza in Washington, D.C. from 1973 to 1999.  He is currently a director of Star Scientific, Inc. (Nasdaq:  STSI) where he serves on the Audit and Compensation Committees.  Mr. Leader has served on the staff of the Office of Opinions and Review of the Federal Communications Commission.  He is a member of the District of Columbia Bar.  Mr. Leader graduated from Tufts University and Vanderbilt University Law School.

Lawrence E. McCanna has served as a Director of Sinclair since July 1995. Mr. McCanna has been a stockholder of the accounting firm of Gross, Mendelsohn & Associates, P.A. since 1972 and has served as its managing director since 1982. Mr.  McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was chairman of the Management of the Accounting Practice Committee. He is also a former member of the Management of an Accounting Practice Committee of the American Institute of Certified Public Accountants.  Mr. McCanna is a former member of the board of directors of Maryland Special Olympics.

Robert E. Smith has served as a Director and a member of the Executive Committee of Sinclair since 1986. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer.  In March 1997, Mr. Smith started RSMK LLC, a commercial real estate investment company which he currently manages.  Prior to 1986, he assisted in the construction of WTTE-TV and also worked for Comark Communications, Inc. installing UHF transmitters. Mr. Smith is currently a member of the board of directors of Sinclair Ventures, Inc., Nextgen Foundation Charitable Trust, Garrison Forest School, Safe Waterways in Maryland, Gerstell Academy, Bay Television, Inc., Keyser Investment Group, Cunningham Communications, Gerstell Development LP and Beaver Dam LLC.

Basil A. Thomas has served as a Director of Sinclair since November 1993. He is of counsel to the Baltimore law firm of Thomas & Libowitz, P.A. and has been in the private practice of law since 1983. From 1961 to 1968, Mr. Thomas served as an Associate Judge on the Municipal Court of Baltimore City and from 1968 to 1983, he served as an Associate Judge of the Supreme Bench of Baltimore City.  Mr. Thomas is a trustee of the University of Baltimore and a member of the American Bar Association and the Maryland State Bar Association.  Mr. Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore.  Mr. Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to Sinclair.

David R. Bochenek has served as Chief Accounting Officer/Controller since November 2002.  Mr. Bochenek joined Sinclair in March 2000 as the Corporate Controller.  Prior to joining Sinclair, Mr. Bochenek was Vice President, Corporate Controller for Prime Retail, Inc. from 1993 until 2000. From 1990 to 1993, Mr. Bochenek served as Assistant Vice President for MNC Financial, Inc. and prior to that held various positions in the audit department of Ernst & Young, LLP. Mr. Bochenek received his Bachelor of Business Administration in Accounting and Master of Science in Finance from Loyola College in Maryland. Mr. Bochenek is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants, the Maryland Association of Certified Public Accountants and the Financial Executives Institute.

M. William Butler has served as Vice President/Group Programming and Promotions of STG since July 1999 and from 1997 until 1999, as Vice President/Group Program Director, STG.  From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL in Los Angeles, California.  From 1991 to 1995, he was Director of Marketing and Programming at WTXF in Philadelphia, Pennsylvania and prior to that he was the Program Director at WLVI in Boston, Massachusetts.  Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

Joe DeFeo has served as VP/News Director since August 2003. From October 2002 until August 2003, he was the Corporate News Director. Mr. DeFeo launched the News Central operation for the company.  From 1992 until October 2002, Mr. DeFeo served as the News Director of WBFF-TV (FOX 45) and WNUV-TV (WB 54). Mr. DeFeo started his career at WGAL-TV in Lancaster/Harrisburg, PA and worked for five years as news producer at WBAL-TV in Baltimore. Immediately before coming to WBFF/WNUV in 1991, he was Producer of the Fox Morning News at WTTG in Washington and helped start up that morning newscast. Mr. DeFeo has won two Washington regional Emmy awards for newscast producing.

Lawrence Fiorino founded G1440, a provider of single-source, end-to-end e-Business solutions and a number of services and products, including a homebuilding application, an immigration tracking tool application, a syndicated television program management and scheduling application and a procurement application, in April 1998. From 1994 to 1998, he was vice president of systems and technology for The Ryland Group, Inc. Mr. Fiorino is a Certified Public Accountant, has a BA in Accounting, an MBA in MIS, and is a regular contributing writer for Maryland’s Daily Record newspaper.  Mr. Fiorino appears weekly on “Fox-45’s Web Sightings” technology segment on Sinclair’s Fox Affiliate station in Baltimore, MD and has recently been named to “Baltimore’s 40 under 40.”

Leonard J. Ostroff has served as Chief Operating Officer of Sinclair Ventures, Inc., a wholly owned subsidiary of Sinclair Broadcast Group, since August 1999. From 1994 to 1999, Mr. Ostroff served as Vice President of Information Systems for Prudential Securities, a global securities firm based in New York City. Prior to joining Prudential, Mr. Ostroff worked at VIPS, a boutique technology consulting firm and Accenture (formerly Andersen Consulting). He currently serves on or advises the boards of G1440, Jadoo Power Systems, Agentsmith, VisionAir, Sterling Ventures and Appforge. Mr. Ostroff graduated from Lafayette College with a degree in Business and Economics.

Nat Ostroff has served as Vice President/New Technology since joining Sinclair in January 1996.  From 1984 until joining Sinclair, he was the President and CEO of Comark Communications, Inc., a leading manufacturer of UHF transmission equipment. While at Comark, Mr. Ostroff was nominated and awarded a Prime Time Emmy

Award for outstanding engineering achievement for the development of new UHF transmitter technologies in 1993. In 1968, Mr. Ostroff founded Acrodyne Industries Inc., a manufacturer of TV transmitters and a public company and served as its first President and CEO.  Mr. Ostroff holds a BSEE degree from Drexel University and an MEEE degree from New York University. He is a member of several industry organizations, including AFCCE, IEEE and SBE. Mr. Ostroff also serves as Chief Executive Officer and Chairman of the Board for Acrodyne Communications, Inc. in which Sinclair has an investment.

Delbert R. Parks, III has served as Vice President/Operations and Engineering of STG since 1996.  From 1985 to 1996, he was Director of Operations and Engineering for WBFF-TV and Sinclair.  He has held various operations and engineering positions with Sinclair for the last 28 years.  He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television operations, web activity, information management systems, and infrastructure. Mr. Parks is a member of the Society of Motion Picture and Television Engineers and the Society of Broadcast Engineers.  Mr. Parks is also a retired Army Lieutenant Colonel who has held various commands during his 26-year reserve career.

Lucy A. Rutishauser has served as Vice President/Corporate Finance and Treasurer since November 2002.  From March 2001 until November 2002, she served as Treasurer and, from 1997 until March 2001, she served as Assistant Treasurer.  From 1992 to 1997, Ms. Rutishauser was the Assistant Treasurer for Treasure Chest Advertising Company (currently Vertis) and Integrated Health Services, Inc.  From 1988 to 1992, Ms. Rutishauser held various treasury positions with Laura Ashley, Inc. and Black and Decker Corporation.  Ms. Rutishauser graduated magna cum laude from Towson University with a Bachelor of Science degree in Economics and Finance and received her M.B.A., with honors from the University of Baltimore.  Ms. Rutishauser is a member of the National Institute of Investor Relations and the Association of Finance Professionals and is a past Board member for Mid-Atlantic Treasury Management Association.  Ms. Rutishauser currently serves on the University of Maryland Baltimore County Department of Economics Visitors Council.

Jeffrey W. Sleete has served as VP of Marketing since August 2001.  From 1999 until 2001, he served as a Regional Director and as Regional Sales Counselor for Sinclair’s television stations.  From 1996 to 1999, he was the Vice President of Sales & Marketing for Sinclair’s radio division.  From 1985 until 1996, he served as General Manager of radio stations in Detroit, Houston and West Palm Beach.  From 1980 to 1985, Mr. Sleete headed a national sales representation firm office in Detroit and was a General Sales Manager for two radio stations.  Prior to that, he was an account executive for both local and national sales.  Mr. Sleete holds a Bachelor of Science degree from Eastern Michigan University.

Gregg L. Siegel has served as Vice President of National Sales since June 2001.  Prior to that time, he worked as Director of Business Development, Strategic Sales Manager and a Regional Sales Manager on a multiple market basis, since starting with Sinclair in 1994.  He has held several sales and management positions with National Rep Firms, having started his television sales career in 1982 with Avery-Knodel as a Marketing Associate.  Mr. Siegel holds a Bachelors degree in Communications and Marketing from the University of Arizona.

Darren J. Shapiro has served as Vice President of Sales since August 2001.  From 2000 to 2001, he served as Director of Internet Sales.  From 1999 to 2000, he served as New Business Development Manager and, prior to that he served as General Sales Manager and Local Sales Manager for WBFF-TV, Sinclair’s FOX affiliate in Baltimore, Maryland from 1993 to 1999.  From 1989 to 1993, Mr. Shapiro served as Corporate National Sales Manager. Prior to that he was a Senior Account Executive for Seltel Inc. in New York City.  Mr. Shapiro holds a bachelors’ degree in Economics from the University of Rochester.

Donald H. Thompson has served as Vice President of Human Resources since November 1999 and prior to that as Director of Human Resources from September 1996 until November 1999.  Prior to joining Sinclair, Mr. Thompson was Human Resources Manager for NASA at the Goddard Space Flight Center near Washington, D.C.  Mr. Thompson holds a Bachelor’s Degree in Psychology and a Certificate in Personnel and Industrial Relations from University of Maryland and a Masters of Science in Business/Human Resource & Behavioral Management from Johns Hopkins University.  Mr. Thompson is a member of the Society for Human Resource Management.

Thomas I. Waters, III has served as Vice President/Purchasing since November 2002.  From 2000 to 2002, he served as Director of Purchasing & Administration.  From 1996 to 2000, Mr. Waters was Director of Purchasing.

Before joining Sinclair, Mr. Waters served as the Purchasing Manager for NaturaLawn of America.  Mr. Waters holds a Bachelor of Science degree in Business Administration from the University of Baltimore and is a member of the Baltimore-Washington Business Travelers Association as well as the National Association of Purchasing Managers.

Meetings of the Board of Directors and Standing Committees

In 2003, the board of directors held a total of four meetings in which two unanimous consents were executed.  Additionally, the board signed ten informal actions during the same year.  Each director attended all meetings of the board of directors and all committees of the board of directors on which he served.  All directors attended the Annual Meeting held on August 7, 2003, with the exception of Robert E. Smith, who participated telephonically.  It is the board’s policy that the directors should attend our annual meeting of stockholders, absent exceptional cause.

The board of directors currently consists of eight members.  The board has determined that Messrs. McCanna, Keith and Leader meet the independence criteria under rule 4200 of the Nasdaq rules.  The committees of the board of directors include an audit committee and a joint compensation and stock option committee.

Controlled Company Determination.  The Company has determined that it is a “Controlled Company” for purposes of the Nasdaq listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. Certain Nasdaq requirements do not apply to a Controlled Company, including requirements that: (1) a majority of its board of directors must be comprised of “independent” directors as defined in Nasdaq’s rules; and (2) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. The Company’s board of directors has determined that it is a “Controlled Company” because of the Class B common stock ownership of the Smith brothers and related facts, including the stockholders agreement mentioned above, the family relationship of the Smith brothers and the fact that the Smith brothers have been executive officers and/or directors of the Company at all times since it became public in 1995.  Currently, David D. Smith, Frederick G. Smith and J. Duncan Smith are both executive officers and directors of the Company and Robert E. Smith is a director of the Company.  The Smith brothers have filed a Schedule 13D, as amended, disclosing that they may be deemed to be acting as a group.

Audit Committee. The audit committee formally met seven times during the year ended December 31, 2003.  The audit committee is governed by a written charter approved by the board of directors.  A copy of this charter is included as Appendix 1.  The report of the audit committee describes the scope of authority of the committee and may be found on page A-1.

The members of the audit committee are Messrs. Thomas, McCanna, Keith and Leader.  Messrs. McCanna, Keith and Leader meet the independence criteria established by Nasdaq and the SEC.  The board of directors has determined that all audit committee members are financially literate under the current listing standards of the Nasdaq and that Lawrence E. McCanna qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Nasdaq rules adopted during 2003 require that audit committees have at least three directors and that all directors be independent, as defined by Nasdaq and SEC rules.

Notwithstanding the foregoing, one director who (1) is not “independent” as defined in the Nasdaq rules; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a family member of such officer or employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the audit committee by the individual is required by the best interests of the company and its stockholders, and the board discloses, in the next annual proxy statement subsequent to such, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the audit committee.

Pursuant to the Nasdaq rules governing director independence, Basil A. Thomas is not deemed to be independent because of Mr. Thomas’s relationship to our outside counsel.  Mr. Thomas is of counsel to Thomas & Libowitz, P.A. and the father of Steven A. Thomas, a partner and founder of Thomas & Libowitz, P.A., which serves as our outside counsel.  During 2003, Sinclair paid Thomas & Libowitz, P.A. approximately $350,000 in fees and expenses for legal services.

Notwithstanding Mr. Thomas’s failure to meet Nasdaq’s current independence criteria, the board of directors has determined that it is in the best interests of Sinclair and its stockholders that Mr. Thomas serve on both the board and the audit committee.  This determination is based on the personal knowledge that the board has with respect to Mr. Thomas’s financial abilities, knowledge and integrity, based in large part on his past services as a Director of Sinclair since 1993 and a member of the audit committee since 1996.

Joint Compensation and Stock Option Committee.  Nasdaq listing requirements require that compensation of executive officers be determined, or recommended to the board of directors for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors.  As a controlled company, however, we are not subject to this listing requirement and, as a result, the board of directors has determined that notwithstanding Mr. Thomas’s failure to meet Nasdaq’s current independence criteria, it is in the best interest of Sinclair and its stockholders that Mr. Thomas serve on the joint compensation and stock option committee.  The other members of the joint compensation and stock option committee are Messrs. McCanna, Keith, and Leader, all of whom meet the independence criteria established by Nasdaq listing requirements and the SEC.  This committee is charged with the responsibility for setting executive compensation, reviewing certain compensation programs and making recommendations to the board of directors in the interval between meetings.  The joint compensation and stock option committee formally met ten times during the year ended December 31, 2003.

Nominating Committee.  The board does not have a standing nominating committee and there is no formal nominating committee charter, although the board has adopted a resolution addressing the director nominations process. Instead, the directors who are determined to be “independent” under the Nasdaq rules perform the functions of a nominating committee. The board believes it is appropriate not to maintain a standing nominating committee primarily because the relatively small number of independent directors on the Board makes it unnecessary to separate the nominating function into a committee structure.

The Company’s independent directors are responsible for identifying and recommending nominees to the Board of Directors for membership on the Board.  The independent directors’ primary responsibilities in recommending nominees are to:  (1) establish criteria for the selection of new directors to become members of the Board, which criteria shall be approved by the board; (2) lead the search for and identify individuals qualified to become members of the Board and conduct the necessary and appropriate inquiries into the backgrounds and qualifications of possible nominees; (3) consider questions of independence and possible conflicts of interest of members of the Board and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interest of all stockholders; (4) consider recommendations for director nominees from current directors and executive officers, stockholders and other parties they deem appropriate; (5) have the authority to retain and terminate a search firm to identify director candidates at the Company’s expense, (6) determine each proposed nominee’s qualifications for service on the Board; (7) consult with the CEO and Chairman of the Board during the process of identifying director nominees; (8) identify and recommend annually, or as vacancies or newly created positions occur, director nominees for approval by the Board of Directors; and (9) review the composition and size of the Board in order to ensure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company.

The independent directors will consider nominees proposed by stockholders.  Although there is no formal policy regarding stockholder nominees, the board of directors believes that stockholder nominees should be viewed in substantially the same manner as other nominees.  The consideration of any candidate for director will be based on an assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the board at that time.  To recommend a prospective nominee for consideration, stockholders should submit the candidate’s name, contact information, biographical material and qualifications in writing to Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.

Stockholder Communication with the Board.  Stockholders and other parties interested in communicating directly with the Board, any Board committee or any director, may do so by writing to Sinclair Board of Directors, c/o Corporate Secretary, Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.  Under the process adopted by the Board, letters received by the Company and addressed to members of the Board are reviewed by the Corporate Secretary of the Company who will regularly forward a summary and copies of all such correspondence to the Board.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the audit committee and handled in accordance with procedures established by the audit committee with respect to such matters.

However, stockholder communications that constitute advertising or promotion of a product or service or relate to improper or irrelevant topics will not be forwarded to the Board, any Board committee or any director.

Summary Compensation Table

The following table sets forth certain information regarding annual and long-term compensation for services rendered in all capacities during the year ended December 31, 2003 by the Chief Executive Officer and the five most highly compensated executive officers other than the Chief Executive Officer, who are collectively referred to as the named executive officers.

	Annual Compensation			Long-term Compensation Securities Underlying Number of Options Granted (a)	All Other Compensation (b)
Name and Principal Position	Year	Salary	Bonus (a)
David D. Smith	2003	$1,000,000	$—	100,000	$5,462
President and Chief Executive	2002	1,000,000	—	—	7,063
Officer	2001	1,000,000	—	—	4,713

Frederick G. Smith	2003	190,000	—	—	4,965
Vice President	2002	190,000	—	—	5,035
	2001	190,000	—	—	4,381

J. Duncan Smith	2003	190,000	—	—	4,965
Vice President and Secretary	2002	190,000	—	—	4,891
	2001	190,000	—	—	4,081

David B. Amy	2003	300,000	150,000	10,000	14,962
Executive Vice President and	2002	300,000	100,000	10,000	9,753
Chief Financial Officer	2001	300,000	—	10,000	4,713

Steven Marks	2003	600,000	418,399	20,000	5,318
Chief Operating Officer —	2002	340,000	522,640	10,000	6,919
Television Group	2001	322,000	284,827	6,000	11,310

Barry M. Faber	2003	250,000	50,000	5,000	5,190
Vice President — General	2002	230,000	30,000	5,000	4,832
Counsel	2001	230,000	—	5,000	4,547

(a)          This represents amounts awarded and paid during the years noted but relate to the year immediately prior to the year noted.

(b)         All other compensation consists of income deemed received for personal use of Sinclair-leased automobiles, the Sinclair 401 (k) contribution and life insurance.

Stock Options

The following table sets forth information concerning stock options granted during 2003 to the named executive officers:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Year	Exercise Price per Share	Expiration Date	Potential Realized Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
					0%	5%	10%
David D. Smith	100,000	23.34%	$9.833	8/07/13	—	$618,203	$1,566,649
Frederick G. Smith	—	—	—	—	—	—	—
J. Duncan Smith	—	—	—	—	—	—	—
David B. Amy	10,000	2.33%	8.16	3/07/13	—	51,318	130,049
Steve Marks	10,000	2.33%	8.16	3/07/13	—	51,318	130,049
	10,000	2.33%	12.00	1/2/13	—	75,467	191,249
Barry Faber	5,000	1.17%	8.16	3/07/13	—	26,659	60,025

Aggregated Option Exercises in Last Year and December 31, 2003 Option Values

The following table sets forth information regarding options exercised during 2003, the number of securities underlying unexercised options, and the value of “in the money” options outstanding on December 31, 2003.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised “In-the-Money” Options at December 31, 2003 (a)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David D. Smith	—	—	175,000	75,000	$988,175	$386,025
Frederick G. Smith	—	—	—	—	—	—
J. Duncan Smith	—	—	—	—	—	—
David B. Amy	—	—	281,250	48,750	720,275	83,325
Steve Marks	—	—	108,500	39,500	164,865	99,505
Barry Faber	—	—	72,500	17,500	125,988	41,663

(a)          An “in-the-money” option is an option for which the option price of the underlying stock is less than the market price at December 31, 2003, and all of the value shown reflects stock price appreciation since the granting of the option.

The equity compensation plan information as of December 31, 2003 was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2003	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2003

Number of securities remaining
available for future issuance under
equity compensation plans
(excluding securities to be issued
upon exercise of outstanding
options, warrants and rights as of
December 31, 2003)

Equity compensation plans approved by security holders	6,508,883	$16.07	7,911,023
Equity compensation plans not approved by security holders	—	—	—

Total	6,508,883	$16.07	7,911,023

Director Compensation

Non-employee directors are entitled to receive the following compensation and stock options:

Base Compensation.  Sinclair directors who are also Sinclair employees serve without additional compensation. Non-employee directors receive $27,000 annually. The audit committee chairman receives an additional $4,500 annually and the compensation and stock option committee chairman receives an additional $3,000 annually. Non-employee directors also receive $1,250 for each meeting of the board of directors attended, $1,000 for each audit committee meeting attended and $800 for each compensation and stock option committee meeting attended.

Stock Options.  Each non-employee director receives a grant of non-qualified stock options on the date of our annual meeting date to purchase 5,000 shares of class A common stock pursuant to our non-qualified stock option long-term incentive plan. Each stock option grant is immediately vested with respect to 25% of the shares with the remaining shares vesting in equal installments over a three year period. The exercise price of each option grant is equal to the closing price of our class A common stock on the date of our annual stockholders meeting.

Employment Agreements

We do not have an employment agreement with David D. Smith and do not currently anticipate entering into an agreement.  The compensation committee has set David Smith’s base salary for 2004 at $1,000,000.

In June 1998, we entered into an employment agreement with Frederick G. Smith, Vice President of Sinclair.  The agreement does not have any specified termination date, and we have the right to terminate the employment of Frederick Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause.  The severance payment due upon termination without cause is equal to one month’s base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor.  Frederick Smith receives a base salary of $190,000.

In June 1998, we entered into an employment agreement with J. Duncan Smith, Vice President and Secretary of Sinclair.  The agreement does not have any specified termination date and we have the right to terminate the employment of Duncan Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month’s base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Duncan Smith receives a base salary of $190,000.

In September 1998, we entered into an employment agreement with David B. Amy, Executive Vice President and Chief Financial Officer of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Mr. Amy at any time, with or without cause. The severance payment due upon termination without cause is equal to one month’s base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Mr. Amy receives a base salary of $300,000 and may receive an annual bonus based on performance. The agreement also contains non-competition and confidentiality restrictions on Mr. Amy.

In February 2000, we entered into an employment agreement with Barry M. Faber, Vice President and General Counsel of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Mr. Faber at any time, with or without cause. The agreement also contains non-competition and confidentiality restrictions on Mr. Faber.

In February 1997, we entered into an employment agreement with Steven M. Marks, Chief Operating Officer of the Television Group at Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Mr. Marks at any time, with or without cause. The agreement also contains non-competition and confidentiality restrictions on Mr. Marks.

Compensation and Stock Option Committee Report on Executive Compensation

The Compensation and Stock Option Committee of the Board of Directors consists entirely of non-employee directors: Daniel C. Keith, Martin R. Leader, Lawrence E. McCanna and Basil A. Thomas.  The Committee determines all compensation paid or awarded to our executive officers.  Basil A. Thomas abstained from voting on the compensation for the Chief Executive Officer.

Compensation Decisions in 2003.  In making its compensation decisions for 2003, the Committee considered the Company’s operating performance, cash flow, pursuit of growth opportunities, and achievement of business and operating objectives, all in light of adverse economic conditions.  In addition, the Committee considered management’s recommendations for individual compensation awards.

While the Committee considered individual and Company performance factors in making individual compensation decisions, the Committee applied its own business judgment in making final determinations.

Executive officers’ compensation is comprised of three components:

•                  base salary

•                  cash bonus

•                  stock options

Base Salary.  The Committee establishes base salaries for executive officers (including the Chief Executive Officer) after considering a variety of factors that make up value and usefulness to Sinclair, including the individual’s knowledge, experience, accomplishments, level of responsibility, and typical compensation levels for individuals with similar credentials.

Cash Bonus.  The Committee may determine to award cash bonuses for any year on a discretionary or on a contractual basis.  The Committee’s review of cash bonuses for 2003 was based on its knowledge of Sinclair, communication with executives throughout the year, and review of each executive officer’s individual performance.  No relative ranking of these various factors was applied.

Stock Options.  The Committee believes achievement of Sinclair’s business goals may be fostered by a stock option program that is tailored to employees who significantly enhance the value of the company.  Options are awarded on recommendations from management based on pre-approved performance guidelines for certain designated employees.  For senior executives, the Committee takes into consideration recommendations of management, where appropriate, and such other factors which, in the judgment of the Committee, are important.  During the year ended December 31, 2003, the Committee granted employees options to purchase 428,500 shares of Class A Common Stock.  Named executive officers received options totaling 135,000 shares of Class A Common Stock.

Chief Executive Officer’s Compensation.  As one of our largest stockholders, David D. Smith’s financial well-being is directly tied to the performance of Sinclair.  Under his leadership, the Company restructured its debt, instituted both the direct mail initiative and the News Central format, as well as various other programs with skill and vision to the benefit of the Company and its stockholders.  For his services as Sinclair’s President, Chief Executive Officer, and Chairman of the Board, David D. Smith’s base salary for 2003 was $1,000,000 and he was granted options to purchase 200,000 shares of Class A Common Stock under the Company’s Long-Term Incentive Plan.  Mr. Smith did not receive a cash bonus for 2003.  For 2004, the Committee determined to maintain Mr. Smith’s base salary at $1,000,000.

Compensation Deduction Limit.  All executive compensation expenses paid in 2003 are consistent with the restrictions imposed on executive compensation by Section 162(m) of the Internal Revenue Code and will be deductible.

Compensation and Stock Option Committee

Basil A. Thomas

Daniel C. Keith

Martin R. Leader

Lawrence E. McCanna

Compensation Committee Interlocks and Insider Participation

Other than as follows, no named executive officer is a director of a corporation that has a director or executive officer who is also a director of Sinclair. Each of David D. Smith, Frederick G. Smith and J. Duncan Smith, all of whom are executive officers and directors of Sinclair, is a director and/or executive officer of each of various other corporations controlled by them.  David D. Smith is a director and executive officer of Acrodyne Communications Inc., Sinclair Ventures, Inc. and G1440 Inc., and a director and executive officer of Sinclair.  Frederick G. Smith is a director and executive officer of Sinclair and a director of Sinclair Ventures, Inc. J. Duncan Smith is a director and executive officer of Sinclair and a director of Sinclair Ventures, Inc. David B. Amy, an executive officer of Sinclair,  is a director of Acrodyne Communications, Inc. and G1440, Inc.

During 2003, none of the named executive officers participated in any deliberations of our compensation and stock option committee relating to compensation of the named executive officers.

The members of the compensation and stock option committee are Messrs. Thomas, Keith, Leader and McCanna.  Mr. Thomas is of counsel to the law firm of Thomas & Libowitz, P.A. and is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A.  During 2003, we paid Thomas & Libowitz, P.A., approximately $350,000 in fees and expenses for legal services.

Comparative Stock Performance

The following line graph compares the yearly percentage change in the cumulative total stockholder return on our class A common stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television, and cable television companies) from December 31, 1998 through December 31, 2003. The performance graph assumes that an investment of $100 was made in the class A common stock and in each Index on December 31, 1998, and that all dividends were reinvested. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period.

Company/Index/Market	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Sinclair Broadcast Group	100.00	62.38	51.28	48.36	59.45	76.58
NASDAQ Telecommunications Index	100.00	174.98	76.22	57.16	34.67	62.02
NASDAQ Market Index-U.S.	100.00	180.85	114.50	88.38	61.84	94.00

Certain Relationships and Related Transactions

During the year ended December 31, 2003, we engaged in the following transactions with the following persons:

•                  directors, nominees for election as directors, or executive officers;

•                  beneficial owners of 5% or more of our common stock;

•                  immediate family members of any of the above; and

•                  entities in which the above persons have substantial interests.

Gerstell Development LP, an entity wholly owned by the controlling stockholders, was formed in April 1993 to acquire certain of our personal and real property interests in Pennsylvania.  In a transaction that was completed in September 1993, Gerstell Development LP acquired the WPGH office/studio, transmitter and tower site for an aggregate purchase price of $2.2 million.  The purchase price was financed in part by a $2.1 million note from Gerstell Development LP bearing interest at 6.18% with principal payments beginning on November 1, 1994 and a final maturity date of October 1, 2013.  As of December 31, 2003, the balance outstanding was approximately $1.4 million.  The note was paid in full in February 2004.

On September 30, 1990, we issued certain notes (the founders’ notes) maturing on October 31, 2005, payable to the late Julian S. Smith and Carolyn C. Smith, former majority owners of Sinclair and the parents of the controlling stockholders.  The founders’ notes, which were issued in consideration for stock redemptions equal to 72.65% of the then outstanding stock of Sinclair, had original principal amounts of $7.5 million and $6.7 million, respectively.  The founders’ notes include stated interest rates of 8.75%, which were payable annually from October 1990 until October 1992, then payable monthly commencing April 1993 to December 1996, and then semi-annually thereafter until maturity. The effective interest rate approximates 9.4%. The founders’ notes are secured by security interests in substantially all of Sinclair’s assets and subsidiaries, and are personally guaranteed by the controlling stockholders.

Principal and interest payments on the founders’ notes are payable, in various amounts, each April and October, beginning October 1991 until October 2005, with a balloon payment due at maturity in the amount of $1.5 million. Additionally, monthly interest payments commenced April 1993 and continued until December 1996. The Carolyn C. Smith note was fully paid as of December 31, 2002.  Principal and interest paid on the Julian S. Smith note was $1.5 million for the year ended December 31, 2003.  At December 31, 2003, $3.1 million of the Julian S. Smith note remained outstanding.

Cunningham Broadcasting Corporation (Cunningham, formerly GlenCairn) is a corporation owned by Carolyn C. Smith, the mother of the controlling stockholders (10%), and certain trusts established by Carolyn C. Smith for the benefit of her grandchildren (the Cunningham Trusts) (90%).

The 90% equity interest in Cunningham owned by the Cunningham Trusts is held through non-voting common stock.  The 10% equity interest in Cunningham owned by Carolyn C. Smith is held through the ownership of all the issued and outstanding voting stock of Cunningham.  Mrs. Smith is Vice-President of Cunningham.

Concurrently with our initial public offering, we acquired options from certain stockholders of Cunningham that grant us the right to acquire, subject to applicable FCC rules and regulations, 100% of the capital stock of Cunningham.  The Cunningham option exercise price is based on a formula that provides a 10% annual return to Cunningham. Cunningham is the owner-operator and FCC licensee of WNUV-TV in Baltimore, WRGT-TV in Dayton, WVAH-TV in Charleston, WV, WTAT-TV in Charleston, SC, WBSC-TV in Asheville/Greenville and Spartanburg and WTTE-TV in Columbus.  We have entered into five-year LMA agreements (with five-year renewal terms at the Company’s option) with Cunningham pursuant to which we provide programming to Cunningham for airing on WNUV-TV, WRGT-TV, WVAH-TV, WTAT-TV, WBSC-TV and WTTE-TV.  During the year ended December 31, 2003, we made payments of $4.7 million to Cunningham under these LMA agreements.

In January 1999, we entered into a Local Marketing Agreement with Bay Television, Inc., which owns the television station WTTA-TV in Tampa, FL.  The controlling stockholders own a substantial portion of the equity of

Bay Television, Inc.  The Local Marketing Agreement provides that we deliver television programming to Bay Television, Inc., which broadcasts the programming in return for a monthly fee to Bay Television, Inc. of $143,500.  We must also make an annual payment equal to 50% of the annual broadcast cash flow, as defined in the Local Marketing Agreement, of the station, which is in excess of $1.7 million.  The additional payment is reduced by 50% of the broadcast cash flow, as defined in the Local Marketing Agreement that was below zero in prior calendar years.  During 2003, we made payments of approximately $1.7 million related to the Local Marketing Agreement.  No payment was made in 2003 related to the broadcast cash flow that exceeded $1.7 million for the year ended December 31, 2003 as it was offset by the negative broadcast cash flow of prior years.

From time to time, we enter into charter arrangements to lease aircraft owned by controlling stockholders, David D. Smith and Frederick G. Smith.  During the year ended December 31, 2003, we incurred expenses of approximately $200,000 related to these arrangements.

In 1997, we entered into a lease transaction with Cunningham Communications, Inc. (CCI), a corporation wholly owned by the controlling stockholders, to lease space on broadcast towers from CCI.  In January 1991, we entered into a ten-year capital lease with Keyser Investment Group (KIG), a corporation wholly owned by the controlling stockholders, pursuant to which we lease an administrative facility and studios for station WBFF.  Additionally, in June 1991, we entered into a one-year renewable lease with KIG pursuant to which we lease parking facilities at the administrative facility.  In June 1999, Sinclair entered into a ten-year capital lease with Beaver Dam, LLC, a corporation wholly owned by three of the controlling stockholders, pursuant to which Sinclair leases office space for its corporate headquarters.  Lease payments made to these entities were $4.1 million for the year ended December 31, 2003.

On December 30, 2002, we invested $20 million in Summa Holdings, Ltd. (Summa), resulting in a 17.5% equity interest.  Summa is a holding company, which owns automobile dealerships and a leasing company.  David D. Smith, our President and Chief Executive Officer, has a controlling interest in Summa and is a member of the Board of Directors.  We sold advertising time to Summa on WBFF-TV and WNUV-TV and received payments totaling $0.4 million during the twelve months ended December 31, 2003.  We purchased a total of $0.2 million in vehicles and related vehicle services from Summa during the twelve months ended December 31, 2003.  Summa leases certain dealership properties from a partnership in which David D. Smith has a 50% ownership interest.  Summa made lease payments to this partnership of $6.3 million for the year ended December 31, 2003.  Aggregate future minimum lease payments due to the partnership are $50.0 million through 2013.

In August 1999, Allegiance Capital Limited Partnership (Allegiance) was established as a small business investment company. Sinclair, the controlling stockholders and our Chief Financial Officer and Executive Vice President are the limited partners.  C. Wayne Davis and Steven A. Thomas have ownership interests in Allegiance Capital Management Corporation (ACMC) and are members of the law firm of Thomas and Libowitz, P.A.,  outside counsel to Sinclair.  ACMC, as the general partner, controls all decision making, investing, and management of operations in exchange for a monthly management fee based on actual expenses incurred which currently averages approximately $35,600 paid by the limited partners.  We, along with the other limited partners, have committed to investing up to a combined total of $15.0 million of which $7.5 million was invested as of December 31, 2003.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer and corporate controller and any person performing similar functions) and employees.  We have made the Code of Business Conduct and Ethics available on our website at www.sbgi.net.  Any waiver or amendment of the Code for executive officers or directors of the Company must be promptly disclosed as required by law or stock exchange regulations.

AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

Report of the Audit Committee

The audit committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of Sinclair, including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Sinclair’s internal audit function. The audit committee is also responsible for the appointment of Sinclair’s independent auditors, which appointment may be ratified by the stockholders. The audit committee is also responsible for reviewing compliance with Sinclair’s ethics policy and has established procedures for the receipt, retention and treatment of complaints received by Sinclair regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of Sinclair of concerns regarding questionable accounting or auditing matters. The audit committee operates under a formal written charter that has been adopted by the Board of Directors, and reviewed by the audit committee on an annual basis.

The audit committee has received from Sinclair’s independent auditors, Ernst & Young LLP (E&Y), written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, regarding E&Y’s independence, including a detailed statement of the relationship between E&Y and Sinclair that might bear on E&Y’s independence, and has discussed with E&Y its independence. The audit committee has discussed whether the provision of non-audit services by E&Y is compatible with maintaining E&Y’s independence. E&Y has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The audit committee concurs, and has approved all non-audit services provided by E&Y in 2003. The audit committee also has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees” and No. 90, “Audit Committee Communications”, including the selection of and changes in Sinclair’s significant accounting policies, the basis for management’s accounting estimates, E&Y’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements.

The audit committee met with management and representatives of E&Y in connection with its review of Sinclair’s audited financial statements for the year ended December 31, 2003. Based on such review and discussion, and based on the audit committee’s reviews and discussions with E&Y regarding its independence and the matters required to be discussed under statement on Auditing Standards No. 61 and No. 90, the audit committee recommended to the Board of Directors that the audited financial statements be included in Sinclair’s Annual Report on Form 10-K and the Board has approved that recommendation.

The audit committee has reviewed and discussed the fees paid to E&Y during the last year for audit and non-audit services, which are set forth in the proxy statement under “Disclosure of Fees Charged by Independent Auditors,” and has determined that the provision of the non-audit services are compatible with E&Y’s independence.

Audit Committee

Lawrence E. McCanna
Daniel C. Keith
Martin R. Leader
Basil A. Thomas

Disclosure of Fees Charged by Independent Auditors

The following summarizes the fees charged by Ernst & Young LLP and Arthur Andersen LLP for certain services rendered to Sinclair during 2003 and 2002:

Audit Fees.  Fees paid to Ernst & Young LLP for the 2003 calendar year audit of our annual financial statements and the reviews of the financial statements included in the 2003 Forms 10-Q were $716,660.  Fees paid to Ernst & Young LLP for the calendar year 2002 audit of our annual financial statements and the reviews of the financial statements included in the 2002 Forms 10-Q were $883,938.  In addition, payments to our former auditor, Arthur Andersen LLP, totaled $212,923 for 2002.

Audit Related Fees.  Fees include benefit plan audits, accounting consultations, offering assistance, SEC consulting and comfort letters totaling $38,442 paid to Ernst & Young LLP for the year ended December 31, 2003.  Audit related services for the year ended December 31, 2002 totaling $40,410 were paid to Ernst & Young LLP.

Tax Fees.  Tax fees billed to Sinclair through December 31, 2003 were $1,196,176, paid to Ernst & Young LLP, which represented fees for tax planning and compliance services.  Tax fees for the year ended December 31, 2002, totaling $520,630 and $238,195, were paid to Arthur Andersen LLP and Ernst & Young LLP, respectively.

All Other Fees.  None.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s policy provides for pre-approval of audit, audit-related and tax services specifically described by the Committee on an annual basis.  The policy authorizes the Committee to delegate to the Audit Committee Chairman pre-approval authority with respect to permitted services.

STOCKHOLDER PROPOSALS

If you intend to propose any matter for action at our 2005 annual meeting of stockholders, you must submit your proposal to the Secretary of Sinclair at 10706 Beaver Dam Road, Hunt Valley,  MD  21030 not later than December 9, 2004 at 5:00 p.m. Eastern Standard Time.  Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2005 annual meeting.  We will be able to use proxies you give us for the next year’s meeting to vote for or against any stockholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before February 23, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. Duncan Smith

J. Duncan Smith, Secretary

Baltimore, Maryland
April 9, 2004

APPENDIX 1

AUDIT COMMITTEE CHARTER

AS OF FEBRUARY 2004

I.                                         Purpose

The primary functions of the Audit Committee are to oversee the:

(i)                                     systems of internal and disclosure controls regarding the finance, accounting, legal issues, regulatory compliance and ethical behavior;

(ii)                                  accounting and financial reporting and disclosure processes and the audits of the Company’s financial statements;

(iii)                               financial statement and other financial information provided to the public or reporting agency; and

(iv)                              performance of the Company’s Internal Audit Department and independent auditors.  Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight.  The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity.  Consequently, it is not the duty of the Committee to conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of Management and the independent auditors.

II.                                     Organization

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) thereunder and the independence and financial literacy requirements of NASD Rule 4350(d)(2)(A), and at least one of whom shall satisfy the expertise and experience requirements of Item 401(h) of Regulation S-K and NASD Rule 4350(d)(2)(A)(iv).

Notwithstanding the foregoing, one director who (1) is not “independent” as defined in the Nasdaq rules; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a family member of such officer or employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the audit committee by the individual is required by the best interests of the company and its stockholders, and the board discloses, in the next annual proxy statement subsequent to such, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the audit committee.

Committee members should be appointed by the Board at the annual organizational meeting of the Board of Directors.  Members shall serve until their successors shall be duly appointed and qualified.  The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.  The Committee may form and delegate authority to subcommittees when appropriate.

III.                                 Meetings

The Audit Committee shall meet, at a minimum, four times per year on a quarterly basis, or more frequently as circumstances require.  The Committee shall require members of Management, the Internal Audit Department, the independent auditors and others to attend meetings and to provide pertinent information, as necessary.  As part of its job to foster open communications, the Committee can meet in separate executive sessions during each of its four regularly scheduled meetings.  They should meet separately with Management, the head of the Internal Audit Department and the Company’s independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately as they consider necessary.

IV.                                Responsibilities and Duties

In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for stockholder approval.  The Committee shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors.  The Committee shall consult with Management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee shall:

With respect to the independent auditors:

(i)                                     Have sole authority to appoint, determine funding for and oversee the work of the independent auditors (including resolution of disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

(ii)                                  Develop pre-approved policies and procedures for audit and non-audit services.

(iii)                               Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (a) all auditing services to be provided by the independent auditors, (b) all non-audit services to be provided by the independent auditors, and (c) in connection therewith to approve all fees and other terms of engagement.

(iv)                              The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

(v)                                 Review the performance of the Company’s independent auditors during quarterly meetings.

(vi)                              On an annual basis, review and discuss with the auditors all relationships they have with the Company in order to evaluate their independence.  The Committee: (i) shall ensure that the auditors submit to the Committee on an annual basis a written statement (as required by the Independent Standards Board Standards No. 1) detailing all relationships and services that may impact their objectivity and independence; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the auditors; and (iii) shall satisfy itself as to the auditors’ independence.

(vii)                           At least annually, obtain and review an annual report from the auditors describing (i) the auditors’ internal quality control procedures and (ii) whether any material issues have been raised by the most recent internal quality control review, peer review, governmental or professional authority review.  Obtain the corrective action steps being taken to deal with any such issues.

(viii)                        Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

(ix)                                Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934 and Item 2-07 of Regulation S-X thereunder.

(x)                                   Review, based on upon the recommendation of the auditors and the Internal Audit Department, the scope and plan of the work to be done by the auditors for each fiscal year.

With respect to financial statements:

(i)                                     Review and discuss with Management, the Internal Audit Department and the auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and the auditors’ review of the quarterly financial statements prior to submission to stockholders, and governmental body, any stock exchange or the public.

(ii)                                  Review and discuss with Management, the Internal Audit Department and the auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and the auditors’ review of the quarterly financial statements prior to submission to stockholders, any governmental body, any stock exchange or the public.

(iii)                               Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

(iv)                              Recommend to the Board of Directors that the Company’s quarterly statements and annual audited financial statements be included in the Company’s Form 10-Q and 10-K, respectively, as required to be filed with the Securities and Exchange Commission.

(v)                                 Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by NASDAQ.

Periodic and Annual Reviews:

(i)                                     Periodically review separately with Management, the auditors and the Internal Audit Department (i) any significant disagreement between Management and the auditors or the Internal Audit Department in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including restrictions on the scope of work or access to required information), and (iii) Management’s response to each.

(ii)                                  Periodically meet separately with the auditors and obtain, (i) their judgments about the quality, appropriateness and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting and (ii) the completeness and accuracy of the Company’s financial statements.

(iii)                               Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the auditors, Management or Internal Audit Department.  Review with the auditors, Management and the Internal Audit Department, at appropriate intervals the extent to which any changes or improvements in accounting of financial practices, as approved by the Committee, have been implemented.

(iv)                              Review with Management, auditors, Internal Audit and legal counsel any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

(v)                                 Obtain and review an annual report from Management relating to the accounting principles used in preparation of the Company’s financial statements (including those policies for which Management is required to exercise discretion or judgments regarding the implementation thereof).

Discussions with Management:

(i)                                     Review and discuss with Management, the Company’s earnings/press releases (including the use of “pro-forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

(ii)                                  Review and discuss with Management, all material, off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, or capital reserves.

(iii)                               Inquire about the application of the Company’s accounting policies on a consistent basis from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

(iv)                              Review and discuss with Management (i) the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures (including Management’s risk assessment and risk management policies), and (ii) the program that Management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

(v)                                 Review and discuss with Management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

(vi)                              Obtain explanations from Management for unusual variances in the Company’s financial statements.  Review annually the independent auditor’s letter of recommendations to Management and Management’s response.

With respect to the internal audit function and internal and disclosure controls:

(i)                                     Review, based upon the recommendation of the auditors and the head of the Internal Audit Department, the scope and plan of the work to be done by the Internal Audit Department.

(ii)                                  Review and approve the appointment and replacement of the head of the Internal Audit Department, and review on an annual basis the performance of the Internal Audit Department.

(iii)                               In consultation with the auditors and the Internal Audit Department, (a) review the adequacy of the Company’s internal and disclosure control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the Internal Audit Department.

(iv)                              Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV.                              Other

(i)                                     Review and approve all related-party transactions

(ii)                                  Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K or the Company’s website regarding such waiver or change.

(iii)                               Review and approve disclosure relating to audit fees and the audit committee’s pre-approval policies required by Item 9(e) of Schedule 14A and Item 16 of Form 10-K, and disclosure relating to the Committee required by Item 7(d) of Schedule 14A.

(iv)                              Prepare the report required by Item 7(d)(3)(i) of Schedule 14A.

(v)                                 Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

(vi)                              Review any Management decision to seek a second opinion from auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

(vii)                           Review with Management and the auditors the sufficiency and quality of the Internal Audit Department staff and other financial and accounting personnel of the Company.

(viii)                        Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

(ix)                                The Committee shall conduct an annual performance evaluation.

(x)                                   Perform any other activities consistent with the Charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

V.                                    Resources

(i)                                     The Audit Committee shall have the authority to engage independent legal, accounting and other consultants to advise the Committee.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee to meet with any members of, or consultants to, the Committee.

(ii)                                  The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2						Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of eight directors for a term expiring in 2005 as set forth in the proxy statement.
	Nominees:	01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith, 04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna, 07 Daniel C. Keith, 08 Martin R. Leader

	For	Withheld	For all except:
	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors. FOR each of the other proposals and in accordance with the proxies’ discretion on any other business that may properly come before the meeting to the extent permitted by law.

Please mark, sign and date, and return the proxy card promptly using the enclosed envelope.

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors
		FOR	AGAINST	ABSTAIN
		☐	☐	☐

					Dated:	, 2004

Signatures

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

•   FOLD AND DETACH HERE   •

PROXY

SINCLAIR BROADCAST GROUP, INC.

PROXY FOR ANNUAL MEETING OF MAY 13, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Sinclair Broadcast Group, Inc. to be held on May 13, 2004 at the SBG corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time.

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

•   FOLD AND DETACH HERE   •

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2						Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of eight directors for a term expiring in 2005 as set forth in the proxy statement.
	Nominees:	01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith, 04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna, 07 Daniel C. Keith, 08 Martin R. Leader

	For	Withheld	For all except:
	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors. FOR each of the other proposals and in accordance with the proxies’ discretion on any other business that may properly come before the meeting to the extent permitted by law.

Please mark, sign and date, and return the proxy card promptly using the enclosed envelope.

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors
		FOR	AGAINST	ABSTAIN
		☐	☐	☐

					Dated:	, 2004

Signatures

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

•   FOLD AND DETACH HERE   •

PROXY

SINCLAIR BROADCAST GROUP, INC.

PROXY FOR ANNUAL MEETING OF MAY 13, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby authorizes and directs Massachusetts Mutual Life Insurance Company, as trustee (the “Trustee”) of Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan, to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. (the “Company”) to be held on May 13, 2004 at the Company’s corporate office, 10706 Beaver Dam Road, Hunt Valley, MD 21030, at 10:00 a.m. local time, and at any adjournment thereof, all shares of common stock of the Company allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee’s discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 9, 2004.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE IN ITS SOLE DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

•   FOLD AND DETACH HERE   •